UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 2, 2021

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

Closing of Private Placement and Filing of Financial Information

This Current Report on Form 8-K is being filed by NovaBay Pharmaceuticals, Inc. (the “Company”) in order to provide (i) certain unaudited pro forma condensed combined financial information, included as Exhibit 99.2 (the “Unaudited Pro Forma Financial Information”), with respect to the Company’s pending acquisition (the “Acquisition”) of DERMAdoctor, LLC (“DERMAdoctor”), as previously announced in a Current Report on Form 8-K filed on September 28, 2021, (ii) the historical unaudited financial statements of DERMAdoctor for the six-month period ended June 30, 2021, included as Exhibit 99.2, and the historical audited financial statements of DERMAdoctor for the years ended December 31, 2020 and December 31, 2019, included as Exhibit 99.1 (collectively, the “DERMAdoctor Historical Financial Information”), and (iii) the consent of DERMAdoctor’s independent auditor, included as Exhibit 23.1 (the “DERMAdoctor Auditor Consent”).

As previously announced in a Current Report on Form 8-K filed on November 1, 2021, on October 29, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with each of the purchasers named therein, that provided for the sale in a private placement of (i) an aggregate of 15,000 shares of Series B non-voting convertible preferred stock, par value $0.01 per share (the “Preferred Stock”) convertible into an aggregate of 37,500,000 shares (the “Conversion Shares”) of NovaBay common stock, par value $0.01 (the “Common Stock”) and (ii) Common Stock warrants (the “Warrants”) exercisable for 37,500,000 shares (the “Warrant Shares”) of Common Stock for an aggregate purchase price of $15,000,000 (collectively, the “Private Placement”). The Private Placement closed on November 2, 2021 (the “Placement Closing Date”). The aggregate gross proceeds to the Company from the Private Placement were approximately $15.0 million, before deducting placement agent fees of the exclusive placement agent, Ladenburg Thalmann & Co. Inc., and other offering expenses. The net proceeds of the Private Placement are to be used partially to fund the purchase price to acquire DERMAdoctor and for working capital purposes. The Company expects to close the Acquisition as soon as possible following the Placement Closing Date.

In connection with the Private Placement closing, we entered into a Registration Rights Agreement providing for the Company to file a resale registration statement for the Conversion Shares (the “Initial Registration Statement”) and a resale registration statement for the Warrants Shares, with the registration statement for the Conversion Shares to be filed with the Securities and Exchange Commission (the “Commission”) no later than 30 days after the Placement Closing Date. The Company intends to incorporate by reference the contents of this Current Report on Form 8-K, including the Unaudited Pro Financial Forma Information, the DERMAdoctor Historical Financial Information and the DERMAdoctor Auditor Consent, into the Initial Registration Statement, as well as other filings that we may make with the Commission. Also in connection with the Private Placement and pursuant to the Securities Purchase Agreement, we agreed to submit matters to our stockholders to receive their approval for (i) amending the Company’s Amended and Restated Certificate of Incorporation, as amended, to provide for an increase in the number of authorized but unissued shares of Common Stock in order to allow for the full exercise of the Warrants and (ii) issuing all of the Conversion Shares upon conversion of the Preferred Stock and all of the Warrant Shares upon exercise of the Warrants, in compliance with NYSE American LLC Company Guide Section 713(a) and (b) (collectively, the “Stockholder Matters”).

Additional Information

In connection with these Stockholder Matters, the Company intends to file a preliminary proxy statement with the Commission on or about November 2, 2021, and subsequently mail a definitive proxy statement relating to the Stockholder Matters that includes the Unaudited Pro Financial Forma Information, the DERMAdoctor Historical Financial Information and the DERMAdoctor Auditor Consent that are filed as exhibits to this Current Report on Form 8-K. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Stockholder Matters, and is not intended to form the basis of any voting decision, investment decision or any other decision in respect of the Stockholder Matters. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the Stockholder Matters, as these materials will contain important information about these matters, as well as the Company, DERMAdoctor, the Private Placement and the Acquisition. When available, the definitive proxy statement and other relevant materials will be mailed to stockholders of the Company as of a record date to be established for voting on the Stockholder Matters. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the Commission, without charge, once available, at the Commission’s website at www.sec.gov, or by directing a request to: NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608, attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Stockholder Matters. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s filings with the Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Commission and is available free of charge at the Commission’s website at www.sec.gov, or by directing a request to: NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608, attention: Corporate Secretary. Additional information regarding the interests of such participants will be contained in the preliminary proxy statement and definitive proxy statement for the Stockholder Matters when available.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Stockholder Matters and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of NovaBay, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Item 9.01         Financial Statements and Exhibits

(a)   Financial Statements of DERMAdoctor

The historical audited balance sheets of DERMAdoctor as of December 31, 2020 and 2019 and the related audited statements of income, cash flows, and members’ deficiency for each of the years in the two years ended December 31, 2020, and the related notes thereto and the report of accounting firm thereon, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

The historical unaudited balance sheet of DERMAdoctor as of June 30, 2021 and the related unaudited statements of income for the six months ended June 30, 2021 and 2020, and the related notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b)   Pro Forma Financial Information

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.3 to this Current Report on Form 8-K.

●	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021;

●	Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021;

●	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020; and

●	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Cautionary Language Concerning Forward-Looking Statements

This pro forma financial information in Exhibit 99.3 contains forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of the Company as well as the Private Placement and Acquisition. This Current Report on Form 8-K contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our current product offerings and marketing efforts, the financial impact of the Private Placement, including the use of proceeds, and the Acquisition, our partnerships, and any future revenue that may result from selling our products, as well as generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the Commission, especially under the heading “Risk Factors.” The forward-looking statements in this Current Report on Form 8-K speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

(d)         Exhibits

Exhibit No.	Description
23.1	Consent of MarksNelson LLC
99.1	Audited financial statements of DERMAdoctor, LLC for the years ended December 31, 2020 and 2019
99.2	Unaudited financial statements of DERMAdoctor, LLC for the six months ended June 30, 2021
99.3	Unaudited pro forma condensed combined financial information of NovaBay Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: November 2, 2021